UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 29, 2004
Date of Report
(Date of earliest event reported)

HCC Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-20766 (Commission File Number)	76-0336636 (I.R.S. Employer Identification No.)

13403 Northwest Freeway
Houston, Texas 77040-6094
(Address of principal executive offices, including zip code)

(713) 690-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
SIGNATURE

Item 3.02. Unregistered Sales of Equity Securities.

On December 29, 2004, HCC Insurance Holdings, Inc. (the “Company”) issued $2,500,000 aggregate principal amount of its 2.00% Convertible Exchange Notes due 2021 (“New Notes”) in exchange for a like principal amount of the Company’s 2.00% Convertible Notes due 2021 (“Old Notes”). The New Notes are part of the same class of securities as the 2.00% Convertible Exchange Notes due 2021 issued by the Company pursuant to its tender offer which expired on November 23, 2004.

The New Notes were issued solely to existing security holders of the Company pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended. The Company did not pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts, for solicitation of the exchange of the Old Notes for the New Notes.

The New Notes are convertible into common stock of the Company. The initial conversion rate, subject to adjustment upon the occurrence of certain events, is 31.25 shares of common stock of the Company per $1,000 principal amount of New Notes. Upon conversion of the New Notes, the conversion consideration will be paid in cash up to the principal amount of the New Notes, and any excess over the principal amount will be paid in common stock. The information under the heading “Description of New Notes — Conversion Rights” in the Company’s Offering Memorandum dated October 18, 2004, filed with the Securities and Exchange Commission as Exhibit (a)(1)(i) to the Company’s Schedule TO dated October 18, 2004, is incorporated herein by reference and more fully describes the terms of conversion of the New Notes.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC Insurance Holdings, Inc.
Dated: December 29, 2004	By:	/s/ Christopher L. Martin
Christopher L. Martin
Executive Vice President, Secretary and General Counsel